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EXXONMOBIL: ENERGY FACTOR

FILM TITLE: VIJAY SWARUP – THE SEARCH FOR SCALEABLE SOLUTIONS: CCS

THE SEARCH FOR
SCALEABLE
SOLUTIONS

CCS

CARBON
CAPTURE
AND
SEQUESTRATION

Carbon capture and sequestration (CCS)

The IEA
believe that
We believe that, the IEA believes that.

We've been doing it for over 40 years.

We know how to do it.

Playing the
role of the
integrator
We're playing the role of the integrator,

That's a bit of a different approach.

who are pioneers in some of the materials.

UC Berkeley, pioneers in some of the materials.

FOLLOW OUR PROGRESS ON SOLVING THE DUAL CHALLENGE

ENERGYFACTOR
By ExxonMobil

SCRIPT

TITLE: THE SEARCH FOR SCALEABLE SOLUTIONS

TITLE: CCS

TITLE: CARBON CAPTURE AND SEQUESTRATION

VJ: Carbon capture and sequestration (CCS)

TITLE: A NECESSARY ELEMENT OF A 2° PATHWAY

VJ: is a necessary element of a 2° pathway or a low-emissions pathway.

TITLE: THE IEA BELIEVE THAT

VJ: We believe that, the IEA believes that.

VJ: We’ve been doing it for over 40 years.

TITLE: EXXONMOBIL IS THE LARGEST PRACTITIONER OF CCS

VJ: And we are the largest practitioner of CCS.

VJ: We know how to do it.

VJ: We know it can be done safely.

VJ: Now the challenge we have is we have to come up with alternate technologies

VJ: because CCS is expensive and it is energy intensive.

TITLE: CCS IS A BIG PIECE OF OUR R&D PORTFOLIO

VJ: CCS is a big piece of our R&D portfolio.

VJ: And much like other elements in our R&D portfolio,

TITLE: WE COVER THE WHOLE BANDWIDTH OF RESEARCH

VJ: we cover the entire bandwidth of research.

VJ: From fundamental research at universities, like the University of Genoa in Italy.

VJ: All the way through smaller companies like FuelCell Energy, who is the manufacturer of the carbonate fuel cell.

TITLE: PLAYING THE ROLE OF INTEGRATOR

VJ: We’re playing the role of the integrator,

TITLE: FROM FUNDAMENTAL SCIENCE ALL THE WAY TO SCALE

VJ: across the fundamental science, all the way to scale.

VJ: That’s a bit of a different approach.

VJ: We want to help shape that research.

VJ: We also want to shape the first deployment, which is often done by small companies.

TITLE: DIRECT AIR CAPTURE

VJ: Direct air capture is taking the CO2 directly out of the air.

VJ: The only way to have negative CO2 is to either pull it out of the air, as a synthetic approach, direct air capture.

VJ: Or to do some sort of a natural sink.

VJ: We believe a synthetic approach, an engineering approach to direct air capture would be far faster.

TITLE: WORKING WITH UNIVERSITIES

VJ: And again by working with the universities like Georgia Tech, who are pioneers in some of the materials.

VJ: UC Berkeley, pioneers in some of the materials.

TITLE: WORKING WITH COMPANIES

VJ: And then working with companies like Mosaic and Global Thermostat, one is more of a materials company, one is more of an engineering company.

VJ: And now beginning to connect all those dots.

VJ: We want each step to be consistent with the questions we need answered to be able to take it to scale.

TITLE: DOING THINGS IN PARALLEL

TITLE: TO PROVIDE SOLUTIONS TO SOCIETY FASTER

VJ: By doing things in parallel, we think we will be able to provide solutions to society faster.

TITLE: FOLLOW OUR PROGRESS ON SOLVING THE DUAL CHALLENGE

TITLE: (ENERGY FACTOR LOGO)

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.